UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 12, 2009

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1200 12TH AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON 98144

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 12, 2009, the Company’s Board of Directors (the “Board”) amended the Company’s Bylaws effective as of such date primarily to clarify and amend provisions addressing the procedures and information to be provided by stockholders proposing to nominate directors or introduce other business at annual or special meetings of stockholders. The amendments do not change the time frames in which advance notice of director nominations or other business must be given to the Company for annual meetings of stockholders.

The amendments require that stockholders proposing nominations or business for special or annual meetings provide, in addition to information already required by the Bylaws:

•	Information as to the identity and shareholdings of any beneficial owner on whose behalf the nomination or business is proposed;

•	A description of any agreement, arrangement or understanding with respect to the nomination or other business between or among the stockholder or such beneficial owner and any other person;

•

A description of any agreement, arrangement or understanding to mitigate loss, manage risk or benefit from changes in the Company’s stock price, or increase or decrease voting power with respect to shares of Company stock;

•	An agreement to provide updated information as of the record date; and

•	A representation as to whether the stockholder or beneficial owner will engage in a proxy solicitation and information related to any such solicitation.

The amendments also make other technical and conforming changes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ L. Michelle Wilson
L. Michelle Wilson
Senior Vice President

Dated: February 18, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company

4